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Exhibit 10.28

SECOND LOAN AND NOTE MODIFICATION AGREEMENT
(Borrowing Base Revolving Line of Credit)

Extra Space Properties Thirty LLC

        This SECOND LOAN AND NOTE MODIFICATION AGREEMENT (the "Modification") is made effective as of May 4, 2009 by and between EXTRA SPACE PROPERTIES THIRTY LLC, a Delaware limited liability company (the "Borrower"), having its executive offices at c/o Extra Space Storage LLC, 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, and BANK OF AMERICA, N.A., a national banking association (the "Lender"), whose address is Commercial Real Estate Banking, NV1-119-04-08, 300 S. Fourth Street, 4th Floor, Las Vegas, Nevada 89101.

Recitals

        A.    Lender has extended to Borrower a borrowing base revolving line of credit (the "Loan") in the maximum principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00) pursuant to a Revolving Line of Credit Agreement (the "Loan Agreement") and evidenced by a Promissory Note (the "Note"), each dated February 13, 2009. Capitalized terms used herein without definition, shall have the meanings given to such terms in the Loan Agreement and Note.

        B.    The Loan is secured by, among other things, eleven (11) separate Security Instruments executed by Borrower or a Permitted Subsidiary for the benefit of Lender. Each Security Instrument encumbers a separate Property approved by Lender as a Borrowing Base Property. The Loan Agreement, Note, Security Instruments and all other agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents".

        C.    EXTRA SPACE STORAGE LLC, a Delaware limited liability company (the "Guarantor"), unconditionally guaranteed Borrower's obligations under the Loan and Loan Documents pursuant to that certain Guaranty Agreement dated February 13, 2009 (the "Guaranty").

        D.    The Loan Agreement, the Note, the Security Documents, the Guaranty, any environmental indemnities, guaranties and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in this Modification, are sometimes referred to individually and collectively as the "Loan Documents". Hereinafter, "Loan Agreement", "Note", "Security Instrument", "Security Documents", "Guaranty" and "Loan Documents" shall mean such documents as modified in this Modification.

        E.    Borrower has requested that Lender approve Properties located in San Pablo, Contra Costa County, California (the "California Property") and in North Oxford, Worcestor County, Massachusetts (the "Massachusetts Property") as Borrowing Base Properties. Extra Space of San Pablo LLC, a Delaware limited liability company and a wholly-owned subsidiary of Borrower ("ES of San Pablo"), holds a fee simple interest and a leasehold interest in the California Property and, in connection with approving the California Property as a Borrowing Base Property, Borrower has also requested that Lender modify the Loan and Loan Documents to (i) approve ES of San Pablo as a Permitted Subsidiary, (ii) waive the requirement with respect to the California Property that all Borrowing Base Properties (other than the Properties described in Schedules 6.10 and 6.11 of the Loan Agreement) be owned by Borrower and not by a Permitted Subsidiary, and (iii) waive the requirement with respect to the California Property that Properties be owned in fee by a Permitted Subsidiary.

        F.     Lender is willing to so modify the Loan and Loan Documents, and to make other modifications to such documents, subject to the terms and conditions hereof.

Agreement

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

        1.    Recitals.    Borrower hereby acknowledges the accuracy of the Recitals which are incorporated herein by reference.

        2.    Modifications to Loan Documents.    The Loan Documents are modified as follows:

          2.1    Borrowing Base Properties.    Subject to the terms and conditions of the Loan Agreement, as modified by this Modification, Lender agrees to include the California Property and the Massachusetts Property as Borrowing Base Properties pursuant to the terms and conditions of the Loan Agreement, as modified hereby.

          2.2    Permitted Subsidiary.    Subject to the terms and conditions of the Loan Agreement, as modified by this Modification, Lender agrees to include ES of San Pablo as a Permitted Subsidiary. All references in the Loan Documents to the term "Permitted Subsidiary" shall be modified to include ES of San Pablo.

          2.3    Waiver.    Borrower acknowledges that the California Property fails to satisfy (i) the requirement in Section 4.1(b) of the Loan Agreement that all Borrowing Base Properties (other than the Properties described in Schedules 6.10 and 6.11 of the Loan Agreement) be owned by Borrower and not by any Permitted Subsidiary or any other affiliate of Borrower or any third party, and (ii) the requirement that a Property, as defined in Schedule 1 of the Loan Agreement, be owned in fee by a Permitted Subsidiary (the "Ownership Requirements"). Lender hereby waives the failure of the California Property to satisfy the foregoing Ownership Requirements and agrees that the California Property may notwithstanding such failure, qualify as a Borrowing Base Property if it meets all of the other terms, conditions and requirements of the Loan Documents. This waiver does not apply to the failure of any other Property or Borrowing Base Property to satisfy the Ownership Requirements at any time. This waiver also does not apply to the failure of any Property or Borrowing Base Property, including the California Property, to satisfy any other term, condition, or covenant of the Loan Agreement, and all other terms and conditions of the Loan Agreement remain unchanged except as modified herein.

          2.4    Conforming Modifications.    Each of the Loan Documents is hereby modified to the extent required to be consistent with the terms hereof. Rights to or interests in any property granted as security in the Loan Documents, including the Security Instrument, shall remain as security for the obligations of the Borrower under the Loan Documents.

          2.5    References.    Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

        3.    Consent and Agreement of Guarantor.    As a condition precedent to the obligations of Lender hereunder and the effectiveness hereof, Borrower agrees to provide to Lender concurrently with the execution and delivery of this Modification, a fully executed Consent and Agreement of Guarantor in form and substance acceptable to Lender in its sole and absolute discretion.

        4.    Fees and Expenses.

          4.1    Fees and Expenses.    In consideration of Lender's agreements herein, Borrower has agreed to pay to Lender: (i) all legal fees and expenses incurred by Lender in connection herewith, (ii) all title endorsement premium costs incurred by Lender in connection with this Modification; and (iii) all other costs and expenses incurred by Lender in connection with this Modification and the extension of the Loan. Borrower acknowledges and agrees that such fees are fully earned and nonrefundable as of the date this Modification is executed and delivered by the parties hereto.

          4.2    Method of Payment.    All fees, costs, expenses and other payments due hereunder shall be paid by Borrower to Lender on the date of closing of this Modification or at such later date as such fees, costs, expenses and other payments are incurred by Lender. Lender may in its discretion, disburse such fees, costs, expenses and other payments as an advance under the Loan and Borrower hereby authorizes such disbursement. Borrower acknowledges and agrees that such fees, costs and expenses are earned and nonrefundable as of the date of closing of this Modification or such later date.

        5.    Ratification of Loan Documents and Collateral.

        The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

        6.    Borrower Representations and Warranties.

        Borrower represents and warrants to Lender:

          6.1   No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

          6.2   There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

          6.3   Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

          6.4   Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

          6.5   The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

          6.6   Borrower validly exists under the laws of the State of its formation or organization, has not changed its legal name as set forth above, and has the requisite power and authority to execute and deliver this Modification and to perform the Loan Documents as modified herein. The execution and delivery of this Modification and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Modification has been duly executed and delivered on behalf of Borrower.

        7.    Borrower Covenants.

        Borrower covenants with Lender that:

          7.1   Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Modification.

          7.2   Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date this Modification is executed and delivered by the parties hereto. Borrower has been advised by its legal counsel, or

  Borrower has made a reasoned and fully informed decision not to be so represented by counsel, and understands and acknowledges the significance and consequences of this release, and Borrower expressly consents and agrees that the releases contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.

          7.3   If required by Lender, on or prior to the execution and delivery of this Modification, Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion.

          7.4   If required by Lender, on or prior to the execution and delivery of this Modification, Borrower shall have provided to Lender a certified resolution authorizing this Modification and designating the person or persons authorized to sign this Modification and any related documents on behalf of Borrower.

        8.    Execution and Delivery of Agreement by Lender.

        Lender shall not be bound by this Modification until (i) Lender has executed and delivered this Modification, (ii) Borrower has performed all of the obligations of Borrower under this Modification to be performed contemporaneously with the execution and delivery of this Modification, if any, (iii) Borrower has paid all fees and costs in accordance with Section 4 hereof, and (iv) Guarantor has executed and delivered to Lender a form of Consent and Agreement of Guarantor acceptable to Lender in all respects.

        9.    Integration, Entire Agreement, Change, Discharge, Termination, or Waiver.

        The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

        10.    Binding Effect.

        The Loan Documents, as modified herein, shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower; provided, however, Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.

        11.    Choice of Law.

        This Modification shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles.

        12.    Counterpart Execution.

        This Modification may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification to physically form one document. Receipt by the Lender of an executed copy of this Modification by facsimile shall constitute conclusive evidence of execution and delivery of this Modification by the signatory thereto.

        13.    USA Patriot Act Notice.

        Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. Lender will ask for the Borrower's legal name, address, tax ID number or social security number and other identifying information. Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons

[Remainder of Page Intentionally Left Blank]

        DATED as of the date first above stated.

BORROWER:
EXTRA SPACE PROPERTIES THIRTY LLC a Delaware limited liability company
By:	/s/ KENT W. CHRISTENSEN
Name:	Kent W. Christensen
Title:	Manager
LENDER:
BANK OF AMERICA, N.A. a national banking association
By:	/s/ RICKY G. MONROE
Name:	Ricky G. Monroe
Title:	Senior Vice President

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  Exhibit 10.28
SECOND LOAN AND NOTE MODIFICATION AGREEMENT (Borrowing Base Revolving Line of Credit)
Recitals
Agreement